UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007 (June 29, 2007)
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	0001-338613	16-1731691
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Any capitalized terms included herein without definition have the meaning ascribed to them in the Credit Facility (as described below), which is filed as Exhibit 4.1 to the Current Report on Form 8-K dated August 14, 2006.
Credit Agreement Financial Covenants:
     The Fourth Amended and Restated Credit Agreement dated as of December 1, 2004 and amended and restated as of July 26, 2005, November 30, 2005, February 3, 2006 and August 15, 2006 between Regency Gas Services LP, a subsidiary of the registrant, as borrower, the registrant and the other guarantors named therein and, among others, the lenders named therein (the “Credit Facility”) contains the following provisions:
[U]nless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they [sic] cause or permit any Subsidiaries to:
(a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, for the last day of any Test Period (i) ending during a Specified Period, to exceed 5.75 to 1.0 and (ii) ending at any other time, to exceed 5.25 to 1.0.
(b) Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest
Coverage Ratio, for the last day of any Test Period, to be less than 2.75 to 1.0.
Amendment and Waiver
     Pending the recent transaction pursuant to which General Electric Energy Financial Services acquired control of the registrant (see Current Report on Form 8-K dated June 19, 2007), the registrant deferred plans for an equity offering. As a result, management became concerned that at June 30, 2007, the registrant’s Total Leverage Ratio might be more, and its Consolidated Interest Coverage Ratio might be less, than the amounts required under the above described provision of the Credit Facility. Accordingly, management sought and obtained an amendment and waiver of those provisions which provides, in general, that no Loan Party will permit:
     (i) The Total Leverage Ratio at the end of any Test Period (i) up to and including December 31, 2007 to exceed 6.0 to 1.0, unless the borrower and its subsidiaries have received at least $75 million in net cash proceeds from the issuance and sale after the date of the amendment and waiver of equity interests in borrower, in which event it may not exceed 5.75 to 1.0, (ii) ending after December 31, 2007 and during certain specified periods (following completion of projects), to exceed 5.75 to 1.0 and (iii) ending at any other time, to exceed 5.25 to 1.0;
     and
     (ii) the Consolidated Interest Coverage Ratio for the last day of any Test Period up to and including December 31, 2007 to be less than 2.50 to 1.0 or thereafter to be less than 2.75 to 1.0.
     Management of the registrant believes that the registrant will be in compliance with the amended financial covenants at June 30, 2007 and expects that it will be in compliance with them at the end of each of the third and fourth quarters of fiscal 2007.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. None.

(d)	Exhibits:
     99.1 Amendment Agreement No. 2 to the registrant’s Fourth Amended and Restated Credit Agreement dated June 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	REGENCY GP LP,
its General Partner

	By:	REGENCY GP LLC,
its General Partner

		By:	/s/ William E. Joor III

		Name:	William E. Joor III
		Title:	Executive Vice President,
Chief Legal and Administrative Officer
and Secretary
July 2, 2007

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Amendment Agreement No. 2 dated as of June 29, 2007 to the registrant’s Fourth Amended and Restated Credit Agreement.